EXHIBIT 99.9

Contact:  Cathy Kruse
         Telephone: 701-572-2020 Ext. 1
cathy@georesourcesinc.com

FOR IMMEDIATE RELEASE

GeoResources, Inc. Reports Second Quarter Financial Results and Provides an Operational Update

Reports Second Quarter Adjusted Net Income of $7.9 Million or $0.31 Per Share and EBITDAX of $20.1 Million

Houston, Texas, August 8, 2011 – GeoResources, Inc. (NASDAQ: GEOI), today announced its financial and operating results for the three and six month periods ended June 30, 2011.  Highlights for the second quarter 2011 include:

•	Initiated successful commercial production operations on its first three wells in its Eagle Ford project area in Fayette County, Texas
•	Continued the successful development and de-risking of its Bakken operated project area in Williams County, North Dakota with the completion of the Muller 1-21-16H
•	Generated Adjusted EBITDAX(1) (non-GAAP) of $20.1 million in the quarter, a 21% increase over the second quarter 2010 and a 11% increase over the first quarter 2011
•	Generated Adjusted Net Income(1) (non-GAAP) of $7.9 million in the quarter, a 29% increase over the second quarter 2010 and a 9% increase over the first quarter 2011
•	Generated Diluted Adjusted Earnings Per Share(1) (non-GAAP) of $0.31/share for the quarter
•	Ended the quarter with $193 million in Liquidity(1) (non-GAAP)
(1)	See calculation in section titled “Supplemental Non-GAAP Reconciliations and Measurements” in this release.

The following tables summarize the company’s financial results for the three and six month periods ending June 30, 2011 and June 30, 2010.

	($ in thousands except per share amounts)
	Three Mos. Ended June 30,		Six Mos. Ended June 30,
	2011	2010	2011	2010

Revenue	$30,880	$26,406	$59,519	$52,982
Reported Net Income	8,779	4,443	15,092	10,517
Reported Earnings Per Share (diluted)	0.34	0.22	0.60	0.52
Adjusted Net Income (1)	7,891	6,106	15,119	11,939
Adjusted Earnings Per Share (diluted)	0.31	0.30	0.60	0.59
Adjusted EBITDAX (1)	20,143	16,612	38,371	34,085

(1) See calculation in section titled Supplemental Non-GAAP Reconciliations and Measurments in this release.

	Three Mos. Ended June 30,		Six Mos. Ended June 30,
	2011	2010	2011	2010

Oil Production (Mbbls)	265	255	515	504
Gas Production (MMcf)	1,004	1,300	2,015	2,580
Barrel of Equivalent Production (MBOE)	432	472	851	934
Avg. Oil Price Before Hedge Settlement (per Bbl)	$101.78	$71.83	$97.53	$73.01
Avg. Oil Price After Hedge Settlement (per Bbl)	90.71	70.48	88.12	70.55
Avg. Gas Price Before Hedge Settlement (per Bbl)	4.08	3.76	4.06	4.29
Avg. Gas Price After Hedge Settlement (per Bbl)	5.24	4.90	5.22	5.25

Operational Update

Eagle Ford

GeoResources recently completed its third well in its Eagle Ford project area, the Black Jack Springs #1H (44.1% working interest (“W.I.”)).  This well was drilled with a 5,900 foot lateral and was completed with 16 frac stages.  This well averaged 460 boe/d of production over an initial 10 day period while being produced on a restricted choke of 14/64” to 16/64”.  The Black Jack Springs well is located further northeast in the Company’s acreage block and therefore further de-risks the Company’s Eagle Ford acreage.  The table below summarizes the production data through early August from the Company’s first three Eagle Ford wells which are still flowing up the production casing.

	Lateral	# of	Avg. Daily Production (Boe/d)(1)				Current
	Length	Frac	First			Current	Pressure
	(feet)	Stages	30 Days		Current	Choke	(PSI)

Flatonia E #1H	3,200	10	391		244	24/64"	225
Flatonia E #2H	4,800	14	465		413	14/64"	1,050
Black Jack Springs #1H	5,900	16	390	(2)	358	18/64"	650

(1) Excludes non-producing days and initial "flow-back" days when well was cleaning up and producing frac fluid.
(2) Represents average daily rate for first 22 days of production.

GeoResources is currently preparing to drill its fourth Eagle Ford well in Fayette County,  the Peebles Unit #1H (39.8% W.I.), which is anticipated to have an approximate 5,000 foot lateral.  The Company has identified a second rig for its Eagle Ford project and this rig could begin drilling operations early in the fourth quarter.

Operated Bakken

The Company’s most recently completed well on its operated Bakken acreage block in Williams County, North Dakota, the Muller 1-21-16H (31.1% W.I.), had an initial 24 hour production rate of 682 bopd and 260 mcf/d on a 40/64” choke.  This well is located in the northwest portion of the block and was completed in mid-July.  This well was drilled with a vertical pilot hole that cored the Bakken and Three Forks formations and was put on production within 75 days. The table below summarizes the production data through early August from GeoResources’ first four wells in its operated Bakken project area. As of early August, the Carlson and Siirtola wells were on rod pump while the Anderson and Muller wells were still flowing.

		Initial Production Data		Avg. Daily Production (Boe/d)(1)
	Spacing	Daily Rate
	Unit	Oil Only	Choke	30		60	90
	(Acres)	(Bbl/d)	Size	Days		Days	Days

Carlson 1-11H	640	685	29/64"	235		236	224
Siirtola 1-28-33H	1,280	840	26/64"	341		266	254
Anderson 1-24-14H	1,280	905	24/64"	363		302	NA
Muller 1-21-16H	1,280	682	40/64"	275	(2)	NA	NA

(1) Excludes non-producing days and initial "flow-back" days when well was cleaning up and producing frac fluid.
(2) Represents average daily rate for first 12 days of production.

Earlier this summer, the Company contracted a second dedicated drilling rig in this play, which recently completed drilling the Rasmussen 1-21-16H (30.9% W.I.).  GeoResources also recently completed drilling the Rasmussen 1-25-36H (39.5% W.I.) and is preparing to frac both of these Rasmussen wells in late August with production expected to commence in September.  One rig is preparing to move to the Peterson Trust 1-5-8H (31.6% W.I.), while the other rig has been moved to Montana to complete drilling operations on the Olson 1-21-16H well (27.0% W.I.).  After drilling the Olson well, this rig is expected to move back to Williams County at which time the Company will have two rigs running in Williams County for the remainder of 2011 and into 2012.  The Company is also planning to add additional rigs to accelerate development of its Bakken acreage position in 2012.

Other Drilling Activity

In relation to the Company’s previously announced discovery well at Quarantine Bay, Louisiana (22.0% non-op working interest), GeoResources’ partner is finalizing pipeline right-of-way and facility enhancements.  This well is anticipated to be on production in late August.  GeoResources also completed drilling the West Cannon Unit #1H Austin Chalk well in the Giddings field in early August in which it has a 48.5% working interest.  We expect this well to begin producing by mid-August.

Unaudited Financial Statements

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	June 30,	December 31,
	2011	2010
ASSETS	(unaudited)

Current assets:

Cash	$48,290	$9,370
Accounts receivable:
Oil and gas revenues	21,096	17,017
Joint interest billings and other	34,450	16,631
Affiliated partnerships	794	969
Notes receivable	120	120
Derivative financial instruments	2,741	4,282
Income taxes receivable	2,147	222
Prepaid expenses and other	4,021	2,645

Total current assets	$113,659	$51,256

Oil and gas properties, successful efforts method:

Proved properties	$363,696	$341,582
Unproved properties	51,885	32,403
Office and other equipment	1,326	1,140
Land	146	146
	$417,053	$375,271

Less accumulated depreciation, depletion and amortization	(81,240)	(72,380)

Net property and equipment	$335,813	$302,891

Equity in oil and gas limited partnerships	$2,723	$2,272

Derivative financial instruments	464	851

Deferred financing costs and other	2,100	2,420

	$454,759	$359,690

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	June 30,	December 31,
	2011	2010
	(unaudited)
LIABILITIES AND EQUITY

Current liabilities:

Accounts payable	$20,915	$14,616
Accounts payable to affiliated partnerships	3,107	2,931
Revenue and royalties payable	15,620	12,450
Drilling advances	19,226	4,203
Accrued expenses	3,441	1,331
Derivative financial instruments	5,134	7,433

Total current liabilities	$67,443	$42,964

Long-term debt	-	$87,000

Deferred income taxes	$28,464	19,289

Asset retirement obligations	6,970	7,052

Derivative financial instruments	1,441	1,650

Equity:
Common stock, par value $0.01 per share; authorized 100,000,000 shares; issued and outstanding: 25,462,930 in 2011 and
19,726,566 in 2010	$255	$197
Additional paid-in capital	278,557	148,172
Accumulated other comprehensive income	(2,238)	(3,000)
Retained earnings	69,312	54,133

Total GeoResources, Inc. stockholders' equity	$345,886	$199,502

Noncontrolling interest	4,555	2,233

Total equity	$350,441	$201,735
	$454,759	$359,690

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenue:
Oil and gas revenues	$29,292	$24,343	$55,906	$49,072
Partnership management fees	131	140	242	299
Property operating income	923	393	1,361	784
Gain on sale of property and equipment	1	-	737	145
Partnership income	505	488	915	1,342
Interest and other	28	1,042	358	1,340

Total revenue	$30,880	$26,406	$59,519	$52,982

Expenses:
Lease operating expense	$5,747	$5,193	$10,766	$10,217
Severance taxes	1,898	1,540	3,519	3,323
Re-engineering and workovers	709	255	1,103	508
General and administrative expense	2,962	2,039	5,562	3,858
Exploration expense	124	139	356	603
Impairment of oil and gas properties	-	2,743	-	2,743
Depreciation, depletion and amortization	6,348	5,962	11,928	12,313
Hedge ineffectiveness	(1,561)	(61)	641	(316)
Loss on derivative contracts	-	(17)	-	(4)
Interest	452	1,285	1,038	2,558

Total expense	$16,679	$19,078	$34,913	$35,803

Income before income taxes	$14,201	$7,328	$24,606	$17,179

Income tax expense (benefit):
Current	$641	$912	$798	$1,865
Deferred	4,781	1,973	8,716	4,797
	$5,422	$2,885	$9,514	$6,662

Net income	$8,779	$4,443	$15,092	$10,517

Less: Net loss attributable to noncontrolling interest	$(87)	$-	$(87)	$-

Net income attributable to GeoResources, Inc.	$8,866	$4,443	$15,179	$10,517

Net income per share (basic)	$0.35	$0.23	$0.61	$0.53

Net income per share (diluted)	$0.34	$0.22	$0.60	$0.52

Weighted average shares outstanding:
Basic	25,460,622	19,723,916	24,778,182	19,716,722

Diluted	25,861,849	20,113,189	25,271,578	20,073,598

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended June 30,
Cash flows from operating activities:	2011	2010
Net income	$15,092	$10,517
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation, depletion and amortization	11,928	12,313
Proved property impairments	-	2,743
Gain on sale of property and equipment	(737)	(145)
Accretion of asset retirement obligations	224	200
Unrealized gain on derivative contracts	-	(205)
Hedge ineffectiveness (gain) loss	641	(316)
Partnership income	(915)	(1,342)
Partnership distributions	465	2,201
Deferred income taxes	8,716	4,797
Non-cash compensation	810	494
Excess tax benefit from share-based compensation	(2,125)	-
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	(21,705)	9,805
(Increase) in prepaid expense and other	(789)	(607)
Increase (decrease) in accounts payable and accrued expense	26,777	(8,623)
Net cash provided by operating activities	$38,382	$31,832

Cash flows from investing activities:
Proceeds from sale of property and equipment	$345	$425
Additions to property and equipment	(42,440)	(29,110)
Net cash used in investing activities	$(42,095)	$(28,685)

Cash flows from financing activities:
Proceeds from stock options exercised	$5,022	$92
Excess tax benefit from share-based compensation	2,125	-
Issuance of common stock	122,486	-
Reduction of long-term debt	(87,000)	-
Net cash provided by financing activities	$42,633	$92

Net increase in cash and cash equivalents	$38,920	$3,239

Cash and cash equivalents at beginning of period	9,370	12,660

Cash and cash equivalents at end of period	$48,290	$15,899

Supplementary information:
Interest paid	$485	$2,025
Income taxes paid	$627	$115

Supplemental Non-GAAP Reconciliations and Measurements
Adjusted Net Income
The following tables reconcile reported net income to adjusted net income for the periods indicated (in thousands):

	($ in thousands except per share amounts)
	Three Mos. Ended June 30,		Six Mos. Ended June 30,
	2011	2010	2011	2010

Net Income Attributable to GeoResources, Inc.	$8,866	$4,443	$15,179	$10,517
Add Back:
Unrealized (Gain)/Loss on Hedge and Derivative Contracts	(1,561)	(78)	641	(320)
Impairments	-	2,743	-	2,743
(Gain) / Loss on Sale of Properties	(1)	-	(737)	(145)
Tax Impact(1)	587	(1,002)	36	(856)
Adjusted Net Income (2)	$7,891	$6,106	$15,119	$11,939

Adjusted Net Income / Share (Basic)	$0.31	$0.31	$0.61	$0.61
Adjusted Net Income / Share (Diluted)	$0.31	$0.30	$0.60	$0.59

(1)	Tax impact is estimated as 37.6% of the pre-tax adjustment amounts.
(2)
As used herein, adjusted net income is calculated as net income attributable to GeoResources, Inc. excluding (gains) and losses on property sales, impairment of proved and unproved properties and an unrealized (gains) and losses related to hedge ineffectiveness and income or loss on derivative contracts.  Adjusted net income should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

Adjusted EBITDAX
The following tables reconcile reported net income to Adjusted EBITDAX for the periods indicated (in thousands):

	($ in thousands except per share amounts)
	Three Mos. Ended June 30,		Six Mos. Ended June 30,
	2011	2010	2011	2010

Net Income Attributable to GeoResources, Inc.	$8,866	$4,443	$15,179	$10,517
Adjustments:
(Gain) on sale of property and equipment	(1)	-	(737)	(145)
Interest and Other	(28)	(1,042)	(358)	(1,340)
Interest Expense	452	1,285	1,038	2,558
Income Taxes:
Current	641	912	798	1,865
Deferred	4,781	1,973	8,716	4,797
DD&A	6,348	5,962	11,928	12,313
Unrealized (Gain)/Loss on Hedge and Derivative Contracts	(1,561)	(78)	641	(320)
Non-Cash Compensation	521	275	810	494
Exploration Expense	124	139	356	603
Impairments	-	2,743	-	2,743
Adjusted EBITDAX (1)	$20,143	$16,612	$38,371	$34,085

(1) As used herein, Adjusted EBITDAX is calculated as net income attributable to GeoResources, Inc. before interest, income taxes, depreciation, depletion and amortization, and exploration expense and further excludes non-cash compensation, impairments, hedge ineffectiveness and income or loss on derivative contracts.  Adjusted EBITDAX should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

Liquidity

Liquidity is calculated by adding the net funds available under our credit facility to our cash and cash equivalents.  We use liquidity as an indicator, along with our ongoing cash flow, of our ability to satisfy our future capital expenditures.

The table below summarizes our liquidity position at June 30, 2011 and December 31, 2010.

	($ in thousands)
	Liquidity at	Liquidity at
	June 30, 2011	December 31, 2010

Borrowing base available on senior revolving credit facility	$145,000	$145,000
Cash and cash equivalents	48,290	9,370
Amounts borrowed on Senior Revolving Credit Facility	-	(87,000)
Liquidity (1)	$193,290	$67,370

(1) Liquidity can vary from period to period for GeoResources, Inc. and can vary among companies as to what is or is not included in liquidity.  This measurement should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

About GeoResources, Inc.

GeoResources, Inc. is an independent oil and gas company engaged in the development and acquisition of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, purchases of reserves and exploration activities, currently focused in the Southwest, Gulf Coast, and the Williston Basin.  For more information, visit our website at www.georesourcesinc.com.

Cautionary Note Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the GeoResources’ expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “continue,” and similar expressions.  Examples of forward-looking statements, include, but are not limited to: (i) changes in production volumes and prices, future production and development costs,  (ii) projections of capital expenditures, revenues, income or loss, earnings or loss per share, capital structure, and other financial items, (iii) statements of our plans and objectives of our management or board of directors including those relating to planned development of our oil and gas properties, (iv) statements of future economic performance and (v) statements of assumptions underlying such statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  GeoResources undertakes no obligation to update or revise any forward-looking statements.

A further description of these uncertainties and other risks can be found in the GeoResources Annual Report on Form 10-K for the year ended December 31, 2010 and other reports filed by GeoResources with the SEC.